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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration of Sanchez Computer Associates, Inc. and subsidiaries on Form S-8 (File No. 333-21247) of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Sanchez Computer Associates, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996 which reports are included in this Annual report on Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, PA
March 30, 1999